Exhibit 10.1
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made effective as of June 8, 2023, by and among Limeade Inc., a Washington corporation (the “Company”), WebMD Health Corp., a Delaware corporation (“Parent”), and each Person identified on Exhibit A attached hereto (collectively, the “Shareholders” and each a “Shareholder”). The Company, Parent, and the Shareholders are hereinafter at times individually referred to as a “Party” and collectively as the “Parties”.
WITNESSETH:
WHEREAS, the Company, Parent, and Lotus Merger Sub, Inc., a Washington corporation and wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company of such merger (the “Merger”), pursuant to which each share of Company Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive the consideration set forth in the Merger Agreement, subject to the terms and conditions set forth therein;
WHEREAS, as of the date hereof, each Shareholder has Beneficial Ownership of (a) the number of Shares set forth opposite such Shareholder’s name on Exhibit A attached hereto under the heading “Shares” and (b) the number of Company Stock Options and Company RSUs set forth opposite such Shareholder’s name on Exhibit A hereto under the heading “Options and RSUs”.
WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement with respect to its Covered Securities; and
WHEREAS, Parent and Company desire that the Shareholders agree, and the Shareholders each desire to agree, on the terms and subject to the conditions set forth herein, to undertake the obligations set forth herein, including to vote, or consent to, all of the Covered Shares in a manner so as to facilitate the consummation of the Merger and the related transactions contemplated by the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1.Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For purposes of this Agreement, the following terms shall have the respective meanings set forth below.
a.“Beneficial Ownership” shall mean “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that the following will also be deemed to be having beneficial ownership or an acquisition of beneficial ownership of securities for purposes of this Agreement: having the right to acquire securities pursuant to any agreement, Contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing; provided, however, that for purposes hereof, no Shareholder shall be deemed to have beneficial ownership of (x) unexercised Company Stock Options that are “out-of-the-money” with respect to the Merger Consideration at the time of any such determination or (y) unvested Company RSUs. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.
b.“Covered Shares” shall mean, with respect to any Shareholder, (i) all Shares of which such Shareholder has Beneficial Ownership as of the date hereof, and (ii) all Shares of which such Shareholder acquires Beneficial Ownership after the date of this Agreement through the Expiration Date, including by way of any recapitalization, reclassification, stock dividend, distribution, split-up or combination of the securities of the Company or by way of the vesting and settlement or exercise of any rights, warrants or options to acquire any Shares (including Company RSUs and Company Stock Options).
c.“Covered Securities” shall mean, with respect to any Shareholder, (i) all Covered Shares of such Shareholder and (ii) all Company RSUs and Company Stock Options of which such Shareholder has Beneficial Ownership as of the date hereof, and (ii) all Company RSUs and Company Stock Options of which such Shareholder acquires Beneficial Ownership after the date of this Agreement through the Expiration Date.
d.“Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger shall become consummated in accordance with the terms and provisions of the Merger Agreement, (ii) the termination of the Merger Agreement in accordance with Article VII of the Merger Agreement, (iii) the date of any amendment, modification or supplement to the Merger Agreement as in effect as of the date hereof, in each such case, if such amendment, modification or supplement decreases the amount, or changes the form, of Merger Consideration payable to any Shareholder, and such amendment, modification or supplement was obtained without the prior written consent of the Shareholders, and (iv) the termination of this Agreement by the mutual written consent of the Parties.
e.“Shares” shall mean shares of Company Stock.
f.“Transfer” shall mean, with respect to a Covered Security, to directly or indirectly (i) sell, pledge, encumber, assign, grant an option with respect to, transfer, tender, or otherwise dispose of such Covered Security or of any interest in such Covered Security (including by merger, by testamentary disposition, by gift, by operation of Law or otherwise), (ii) enter into any Contract providing for the sale, pledge, encumbrance, exchange, assignment, grant of an option with respect to, transfer, tender, or other disposition of such Covered Security or any interest therein (including by merger, by testamentary disposition, by gift, by operation of Law or otherwise), (iii) grant or permit the grant of any proxy (other than as contemplated by Section 3), power-of-attorney or other authorization or consent or execute any written consent with respect to such Covered Security (other than any written consent executed in accordance with this Agreement), (iv) create or permit to exist any Liens, other than Liens arising under or imposed by applicable Law or pursuant to this Agreement, the Merger Agreement (or the transactions contemplated by the Merger Agreement) or any Permitted Transfer, (v) enter into, renew, or maintain any put equivalent position (as defined in Rule 16a-1 under the Exchange Act) for the purpose of hedging economic exposure to such Covered Security, (vi) deposit such Covered Security into a voting trust, enter into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Security or grant any proxy or power-of-attorney (other than this Agreement) with respect to such Covered Security, or (vii) agree to take any of the actions referred to in the foregoing clauses (iii) through (vi).
2.Transfer Restrictions.

a.From the date hereof until the Expiration Date, no Shareholder shall Transfer (or cause or permit the Transfer of) any of such Shareholder’s Covered Securities or any rights to acquire such Covered Securities or other equity securities of the Company, or enter into any Contract or agreement relating thereto, except (i) with both Parent’s and the Company’s prior written consent, (ii) Transfers between the Shareholders or any of their Affiliates or (iii) for the avoidance of doubt, Transfers between accounts holding the Covered Securities or new accounts established and actually held and controlled by the Shareholders (so long as for the avoidance of doubt, such Transfers pursuant to this clause (iii) do not reduce the aggregate Beneficial Ownership of the transferring Shareholder); provided, that in the case of clause (ii), if such Transfer is to an Affiliate of such Shareholder, such Shareholder shall cause such Affiliate, at the time of and as a condition to such Transfer, to execute and deliver to Parent and the Company a joinder to this Agreement (in form and substance reasonably acceptable to Parent and the Company) providing that such transferee shall agree to be bound as a Shareholder under this Agreement (a “Joinder”) (each such exception set forth in the foregoing clauses (i) through (iii), a “Permitted Transfer”). Any transfer (other than a Permitted Transfer) of Covered Securities in breach or violation of this Agreement shall be void and of no force or effect.
b.In the event that any Shareholder acquires Beneficial Ownership of Shares, Company Stock Options or Company RSUs after the execution of this Agreement, the number of Shares, Company Stock Options or Company RSUs Beneficially Owned by such Shareholder set forth on Exhibit A hereto will be deemed amended accordingly and such Shares, Company Stock Options or Company RSUs shall automatically become Covered Securities subject to the terms of this Agreement. Each Shareholder agrees (i) to cause any of its Subsidiaries (as applicable) and (ii) to use its reasonable best efforts to cause any other Affiliates (as applicable), in each case, that acquires any Shares on or after the date hereof to execute and deliver to Parent and the Company a Joinder.
3.Agreement to Vote Shares.
a.At every meeting of the shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company, each Shareholder (in such Shareholder’s capacity as such) unconditionally and irrevocably agrees to, or to cause the holder of record on any applicable record date to, (i) appear at such meeting or otherwise cause all of such Shareholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of such Shareholder’s Covered Shares entitled to vote or act by written consent, as the case may be:
i. in favor of the approval of the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement;
ii. in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for the approval of the Merger Agreement and the Merger on the date on which such meeting is held;
iii. against approval of an Acquisition Proposal, Acquisition Agreement, or any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with, or inconsistent with the Merger Agreement, the Merger, or the transactions contemplated by the Merger Agreement that would reasonably be expected to impede, frustrate, interfere with, delay, postpone, prevent, or adversely affect the consummation of the Merger or other transactions contemplated by the Merger Agreement;

iv. against any action, proposal, transaction, or agreement that would or would reasonably be expected to (x) result in a breach in any respect of any covenant, representation, warranty, or other obligation or agreement contained in the Merger Agreement, or of such Shareholder contained in this Agreement, or (y) result in any of the conditions of the consummation of the Merger under the Merger Agreement not being fulfilled; and
v. in favor of any other matter or action reasonably necessary to the approval and adoption of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
b.Notwithstanding Section 3(a), nothing in this Agreement shall require any Shareholder to vote (or cause to vote) in favor of, or otherwise act by written consent with respect to, any amendment to the Merger Agreement or the taking of any action that (x) would result in the amendment, modification or waiver of a provision therein, in any such case, in a manner that decreases the amount or changes the form of the Merger Consideration payable to such Shareholder or (y) materially amends or waives any other terms and conditions of the Merger Agreement in a manner adverse to such Shareholder, and, for the avoidance of doubt, any Shareholder may act in such Shareholder’s sole discretion with respect to any such foregoing proposed items.
4.No Adverse Act. Each Shareholder agrees that prior to the Expiration Date, except as expressly permitted by this Agreement, each Shareholder shall not, directly or indirectly, (a) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of Section 3 or this Section 4 or (b) knowingly or intentionally take or permit any other action that would reasonably be expected to in any way (i) restrict, limit, or interfere with the performance of such Shareholder’s obligations hereunder, (ii) make any representation or warranty of such Shareholder herein untrue or incorrect (except in the case of Section 7(c) for Permitted Transfers), or (iii) otherwise restrict, limit, interfere, prevent, or disable such Shareholder from performing its obligations under this Agreement, the Merger Agreement, or the transactions contemplated hereby or thereby. Each Shareholder agrees that such Shareholder will not, in such Shareholder’s capacity as a Beneficial Owner of the Shares, bring, commence, institute, maintain, prosecute, participate in (including as a member to a class action lawsuit) or voluntarily aid any Proceeding, in law or in equity, in any court or before any Governmental Entity which (x) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (y) alleges that the execution and delivery of this Agreement by such Shareholder, either alone or together with any other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any members thereof.
5.Waiver of Appraisal Rights. To the fullest extent permitted by Law, each Shareholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent (or any similar rights) in connection with the Merger Agreement and the Merger that such Shareholder may have by virtue of ownership of the Covered Shares or otherwise.
6.Prior Directions. Each Shareholder hereby represents that any directions heretofore given in respect of the Covered Shares, if any, are revocable, and hereby revokes such directions.
7.Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to Parent and the Company as follows:
a.Power; Organization; Binding Agreement. Such Shareholder has full power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. If not a natural person, such Shareholder is duly organized, validly existing and in good standing (or equivalent) under the laws of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the Company and Parent, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar Laws affecting creditors’ rights generally and general principles of equity.
b.Ownership of Securities. Such Shareholder is the sole Beneficial Owner of the Shares set forth opposite such Shareholder’s name on Exhibit A hereto under the heading “Shares”, all of which are free and clear of any Liens (other than Permitted Liens). No Person has a right to acquire any of the Shares. Such Shareholder is the sole Beneficial Owner of the Company RSUs and Company Stock Options set forth opposite such Shareholder’s name on Exhibit A hereto under the heading “Options and RSUs”. The Shares, Company RSUs and Company Stock Options set forth opposite such Shareholder’s name on Exhibit A constitute all of the Shares, Company RSUs, Company Stock Options or other options, warrants, rights or securities convertible, exchangeable or exercisable for Shares, Beneficially Owned by such Shareholder.
c.Voting Power. Such Shareholder has sole voting power, power of disposition, power to issue instructions with respect to matters set forth herein, and power to agree to all matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the Shares set forth opposite such Shareholder’s name on Exhibit A hereto, with no limitations, qualifications, or restrictions on such rights, subject to applicable federal securities Laws, “blue sky” or other applicable securities Laws and those arising under the terms of this Agreement.
d.Reliance. Such Shareholder understands and acknowledges that Parent, Merger Sub, and the Company are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the performance of such Shareholder’s obligations hereunder.
e.No Conflicts; Consents and Approvals. The execution, delivery, and performance of this Agreement by such Shareholder, and the consummation by such Shareholder of the transactions contemplated hereby, do not and will not (i) conflict with or violate any Law that is applicable to such Shareholder or by which any of its assets or properties is subject or bound, (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment, or acceleration of any Contract to which such Shareholder is a party or by which such Shareholder is bound, or (iii) if such Shareholder is not a natural person, conflict with or violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement, or any equivalent organizational or governing documents of such Shareholder. The execution, delivery, and performance by such Shareholder of this Agreement, and the consummation by the Shareholder of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Entity.
f.No Finder. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commissions payable by the Company or any of its Subsidiaries in connection with this Agreement based upon arrangements made by or on behalf of such Shareholder in its capacity as a shareholder of the Company.
g.Litigation. There are no Proceedings pending or, to the knowledge of such Shareholder, threatened against such Shareholder, or any Order to which such Shareholder is subject, except in each case, for those that, individually or in the aggregate, would not reasonably be expected to

(i) impair or adversely affect the ability of such Shareholder to perform its obligations under this Agreement or (ii) prevent, materially delay, or adversely affect the consummation of the Merger.
8.Information. Each Shareholder hereby agrees that it shall promptly (a) furnish to Parent and the Company any information that Parent or the Company may reasonably request for the preparation of any announcement or disclosure reasonably necessary in connection with the Merger and any of the other transactions contemplated by the Merger Agreement and (b) notify Parent and the Company of any required corrections with respect to any information supplied by it for use in any such announcement or disclosure, if and to the extent such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.
9.Disclosure. Each Shareholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, including the Company Proxy Statement, and in any press release or other disclosure document that Parent and the Company determine to be necessary or desirable in connection with the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement, this Agreement and such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments, arrangements, and understandings under this agreement. Except as required by applicable Law, each Party shall not, and shall cause its Affiliates and representatives not to, make any press release, public announcement or other public communication with respect to this Agreement, the Merger Agreement, or the transactions contemplated hereby or thereby, without the prior written consent of Parent and the Company. Within 2 Business Days of the date hereof, the Parties agree that Parent shall cause a notice to be published on the ASX, attaching this Agreement, containing the information referred to in section 671(B)(3) of the Corporations Act (Cth) 2001.
10.No Ownership Interest. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities. Except as provided in this Agreement, all rights, ownership, and economic benefits relating to the Covered Securities shall remain vested in and belong to the Shareholders.
11.Further Assurances. Subject to the terms and conditions of this Agreement, upon request of Parent or the Company, each Shareholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Shareholder’s obligations under this Agreement.
12.Termination. This Agreement and all rights and obligations of the Parties hereunder shall terminate and shall have no further force or effect as of the Expiration Date; provided, however, that Section 14 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 12 shall relieve any Party from liability, or otherwise limit the liability of any Party, for any willful or intentional breach of this Agreement prior to such termination.
13.No Agreement as Director or Officer. Notwithstanding any provision of this Agreement, no Shareholder makes any agreement or understanding in this Agreement in such Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if such Shareholder holds such office), and nothing in this Agreement will (a) limit or affect any actions or omissions taken by such Shareholder in such Shareholder’s capacity as such a director or officer or any actions taken by any director or officer of the Company affiliated with such Shareholder, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) be construed to prohibit limit, or restrict such Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders or any director or officer affiliated with such Shareholder from exercising such director’s or officer’s fiduciary duties to the Company or its shareholders.
14.Miscellaneous.
a.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Upon such holding that any provision of this Agreement is illegal, invalid or unenforceable under any applicable Law, the Parties shall negotiate in good faith to modify this Agreement to add a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to effect the original intent of the Parties.
b.Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Any assignment or transfer in violation of the preceding sentence shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
c.Amendments; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver. No waiver of any of the provisions of this Agreement shall be effective unless it is in writing signed by the Party making such waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right to thereafter insist upon strict adherence to that term or any other term of this Agreement.
d.Specific Performance; Effect of Breach Under Merger Agreement.
i. The Parties agree that irreparable damage to Parent and the Company for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Shareholders do not perform their respective obligations under this Agreement in accordance with its specified terms or otherwise breach any provision of this Agreement. The Parties acknowledge and agree that (a) Parent and the Company shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction without proof of damages or otherwise, this being in addition to any other remedy to which it is entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, no Party would have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that a Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 14(d) shall not be required to provide any bond or other security in connection with any such order or injunction.

ii. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that no breach of any representation or warranty contained in this Agreement shall give rise to the failure of any condition to the Merger to be satisfied or the right of any Party to terminate the Merger Agreement.
e.Notices. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by email as a PDF attachment (provided that any notice received by e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m., Pacific time shall be deemed to have been received at 9:00 a.m., Pacific time on the next Business Day) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 14(e) or to such other address as the Party to whom notice is to be given may have provided to the other Party at least two (2) Business Days prior to such address taking effect in accordance with this Section 14(e). Such Notice shall be deemed to have been given as of the date it is delivered by hand or internationally recognized overnight delivery service or is confirmed to have been received by email:

If to Parent or Merger Sub, to: WebMD Health Corp.
395 Hudson Street, Third Floor
New York, NY 10014
Attention: General Counsel
with a copy (which shall not constitute notice) to:

MH Sub I, LLC d/b/a Internet Brands
909 N. Pacific Coast Highway, 11th Floor
El Segundo, CA 90245
Attention: Lynn Walsh, Chief Development Officer and General Counsel

If to the Company, to: Limeade, Inc.
10885 NE 4th Street, Suite #400
Bellevue, WA 98004
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Perkins Coie LLP
1201 3rd Avenue, Suite 4900
Seattle, WA 98101
Attention: Eric DeJong
E-mail: edejong@perkinscoie.com

If to a Shareholder, to such address listed in Exhibit A.
f.No Third-Party Beneficiaries. The Parties agree that their respective representations, warranties and covenants (if any) set forth in this Agreement are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder.
g.Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of, under or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, and enforced and construed in accordance with, the Law of the State of Washington, including its statutes of limitations, without regard to the conflict of Laws rules of such state that would result in the application of the Laws of another jurisdiction.
h.Consent to Jurisdiction; Waiver of Jury Trial.
i. Each Party irrevocably agrees that any Proceeding that may be based upon, arise out of, under or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) and any disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court sitting in the Western District of Washington or, solely if such court lacks subject matter jurisdiction, any state court within King County in the State of Washington, and the appellate courts having jurisdiction thereover (collectively, the “Chosen Courts”), and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the Chosen Courts in personam with respect to any such Proceeding and waives to the fullest extent permitted by Law any objection that it may now or hereafter have that any such Proceeding has been brought in an inconvenient forum. Each Party consents to service of any process, summons, notice or document that may be served in any Proceeding in the Chosen Courts, which service may be made by certified or registered mail, postage prepaid, or as otherwise provided in Section 8.04, to such Party’s address set forth in Section 14(e).
ii. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(h)(II).
i.Entire Agreement. This Agreement and the documents and instruments and other agreements contemplated herein constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.
j.Mutual Drafting; Interpretation. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires, the singular shall include the plural, and vice versa. As used in this Agreement, (i) the words “include” and “including,” and words of similar meaning shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” (ii) “or” is used in the sense of “and/or”, (iii) “any” is used in the sense of “any or all”, (iv) unless otherwise required by the context in which they appear, the terms “shall” and “will” are used interchangeably and (v) unless expressly stated herein to the contrary, reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including any rule or regulation promulgated thereunder. Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and the Exhibits to this Agreement. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
k.Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expense, regardless of whether the Merger is consummated.
l.Counterparts. This Agreement may be executed in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully-executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format or through other electronic means shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PARENT:
WebMD Health Corp.
By:	/s/ Robert N. Brisco
Name:	Robert N. Brisco
Title:	CEO

COMPANY

By:	/s/ Henry Albrecht
Name:	Henry Albrecht
Title:	Chief Executive Officer

SHAREHOLDERS

By:	/s/ Henry Albrecht
Name:	Henry Albrecht

Carl and Mollie Albrecht Dynastic Irrevocable Education Trust
By:	/s/ George Albrecht	By:	/s/ Lily Bowdler
Name:	George Albrecht	Name:	Lily Bowdler
Title:	Trustee	Title:	Trustee

Alexander Stephen Albrecht Parental Trust
By:	/s/ Carl Albrecht
Name:	Carl Albrecht
Title:	Trustee

Josephine Chelan Albrecht Parental Trust
By:	/s/ Carl Albrecht
Name:	Carl Albrecht
Title:	Trustee

William Cortez Albrecht Parental Trust
By:	/s/ Carl Albrecht
Name:	Carl Albrecht
Title:	Trustee

TVC Capital Partners II LP
By:	Steven Hamerslag
Its:	General Partner

By:	/s/ Steven Hamerslag
Name:	Steven Hamerslag
Title:	General Partner

TVC Capital II LP
By:	Steven Hamerslag
Its:	General Partner

By:	/s/ Steven Hamerslag
Name:	Steven Hamerslag
Title:	General Partner

Oak HC/FT Partners LP
By:	Andrew W. Adams
Its:	General Partner

By:	/s/ Andrew W. Adams
Name:	Andrew W. Adams
Title:	General Partner

Exhibit A

List of Shareholders

Shareholder	Address	Shares	Shares underlying Company Stock Options
Henry Albrecht	**	**	**
Carl and Mollie Albrecht Dynastic Irrevocable Education Trust	**	**	**
Alexander Stephen Albrecht Parental Trust	**	**	**
Josephine Chelan Albrecht Parental Trust	**	**	**
William Cortez Albrecht Parental Trust	**	**	**
TVC Capital Partners II LP	**	**	**
TVC Capital II LP	**	**	**
Oak HC/FT Partners LP	**	**	**

** redacted